AMENDMENT
                                     to the
                 Employment Agreement executed October 15, 1999
                                     between
                James K. Rash and Eagle Pacific Industries, Inc.


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT is entered into effective as of this 15th day of December, 1999, by and between James K. Rash (the "Employee") and Eagle Pacific Industries, Inc. ("Eagle").

                                   WITNESSETH:

         WHEREAS, Employee and Eagle are parties to that certain Employment Agreement executed October 15, 1999 (the "Agreement").

         WHEREAS, the parties mutually desire to amend the Agreement effective December 15, 1999 to take into account the resolutions adopted by Eagle's Board of Directors at its special meeting on December 15, 1999.


         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, and for other good and valuable consideration, the parties agree as follows:

         1. Section 3.b Annual Bonus of the Agreement shall be changed in its entirety to read as follows:

         "The Employee and Eagle acknowledge that they are entering into this Agreement upon the consummation of Eagle's acquisition of Pacific Western Extruded Plastics Company ("PW Pipe"), and that the Employee is a former employee of PW Pipe. As such, for calendar year 1999 under the term of this Agreement, the Employee shall be entitled to a bonus equal to the bonus to which he would have been entitled under PW Pipe's bonus plan for the remainder of calendar year 1999, which shall be payable at such time and under such schedule as set forth under PW Pipe's bonus plan. For subsequent calendar years during the term of this Agreement, the Employee shall be entitled to participate in the Company's Performance Bonus Plan."

         2. Except as amended herein, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement effective as of the date first written above.

EAGLE PACIFICS INDUSTRIES, INC.



By:   /s/ William H. Spell                        /s/ James K. Rash
Its:  Chief Executive Officer                         James K. Rash